UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 13, 2008

WILMINGTON TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 651-1000

(Former names or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFCIERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
At its meeting held on February 13, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Wilmington Trust Corporation (the “Corporation”) awarded the following cash bonuses to its named executive officers: Ted T. Cecala - $674,500; Robert V. A. Harra Jr. — $361,024; William J. Farrell II — $357,200; David R. Gibson - $377,200; and Michael A. DiGregorio — $164,736. Restricted stock awards also were granted of 5,857 shares to Mr. Cecala; 3,137 shares to Mr. Harra; 3,104 shares to Mr. Farrell; 3,278 shares to Mr. Gibson; and 1,431 shares to Mr. DiGregorio. This restricted stock vests over three years and was granted in lieu of 20% of the cash otherwise payable to these executive officers, plus 15% of that 20% to compensate for (1) the delay in the executive’s receiving the award and (2) the fact that this portion of the award is made in stock and not in cash. Since it is in the form of restricted stock, this portion of each executive officer’s bonus is subject to forfeiture prior to vesting.
At its meeting, the Committee also established the annual performance factors for bonus awards for these officers for 2008 that are payable in 2009. Those performance factors for Mr. Cecala include the Corporation’s earnings per share, return on assets, and return on equity for 2008 compared to peer institutions, and the Corporation’s net income for 2008 compared to its business plan. The performance factors for Mr. Harra’s bonus include the Corporation’s earnings per share, return on assets, and return on equity for 2008 compared to peer institutions, the Corporation’s net income for 2008 compared to its business plan, increasing deposits through new deposit-gathering channels, expanding our presence in markets outside Delaware, and implementing new technology. The performance factors for Mr. Farrell’s bonus include increasing the presence of the Corporate Client Services business domestically and internationally, increasing sales of the Corporation’s investment management services, and completing the acquisition of AST Capital Trust Company of Delaware and integrating its business with the Corporation’s corporate retirement services business. The performance factors for Mr. Gibson’s bonus for 2008 include continued monitoring of our funding strategies and balance sheet risk, fostering our company’s long-term corporate development, assisting the Corporation in its acquisition efforts, and managing the Corporation’s interest rate risk. The performance factors for Mr. DiGregorio’s bonus for 2008 include assisting the Corporation in its acquisition efforts, simplifying the Corporation’s legal structure, and controlling legal expenses.
In addition, at its meeting, the Compensation Committee determined to include Executive Vice Presidents Robert M. Balentine and Mark A. Graham in the Corporation’s Supplemental Executive Retirement Plan and to enter into severance agreements with them similar to those into which it has entered with its other executive officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION
Dated: February 19, 2008	By:	/s/ Ted T. Cecala
		Name:	Ted T. Cecala,
		Title:	Chairman of the Board and Chief Executive Officer (Authorized Officer)